UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 2, 2008
NetApp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 East Java Drive, Sunnyvale, California		94089

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 822-6000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to 1999 Stock Option Plan
     The Board of Directors of NetApp, Inc. (the “Company”) previously adopted, subject to stockholder approval, the following amendments to the Company’s 1999 Stock Option Plan (the “1999 Plan”):
1.	An amendment to allow the Company to grant equity awards to the Company’s nonemployee directors under all equity programs under the 1999 Plan; and

2.	An amendment to increase the share reserve by an additional 6,600,000 shares of common stock.
     At the Annual Meeting of Stockholders of the Company held on September 2, 2008, the Company’s stockholders approved each of the amendments described above.
     The foregoing is qualified in its entirety by reference to the 1999 Stock Option Plan, a copy of which was previously filed as Appendix A to the Company’s proxy statement dated July 14, 2008 and is incorporated herein by reference.
Amendment to Employee Stock Purchase Plan
     The Company’s Board of Directors previously adopted, subject to stockholder approval, an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the share reserve under the Purchase Plan by an additional 2,900,000 shares of common stock. At the Annual Meeting of Stockholders of the Company held on September 2, 2008, the Company’s stockholders approved the amendment described above.
     The foregoing is qualified in its entirety by reference to the Company’s Employee Stock Purchase Plan, a copy of which was previously filed as Appendix B to the Company’s proxy statement dated July 14, 2008 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

10.1	The Company’s 1999 Stock Option Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement filed on July 14, 2008).

10.2	The Company’s Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company’s definitive proxy statement filed on July 14, 2008).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	NetApp,	Inc.

September 8, 2008	By:	/s/ Andrew Kryder Name: Andrew Kryder
Title: Secretary, General Counsel, and Senior Vice President, Legal and Tax